UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 31, 2017

Solitron Devices, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-04978	22-1684144
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3301 Electronics Way, West Palm Beach, Florida	33407
(Address of Principal Executive Offices)	(Zip Code)

(561) 848-4311

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Section 2 – Financial Information

Item 2.02.	Results of Operations and Financial Condition.

On May 31, 2017, Solitron Devices, Inc. ("Solitron" or the "Company") issued a press release announcing that it expects to take a charge to inventory due to excess and obsolescence ("E&O") and wafer yield loss, providing certain financial information, including the fiscal 2017 amount of year-end inventory, net of reserves, sales information for the fourth quarter and fiscal 2017 and backlog for fiscal 2017 year-end, and guidance for the first quarter of fiscal 2018 relating to net sales and bookings.

A copy of the press release is being furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Section 7 – Regulation FD

Item 7.01	Regulation FD Disclosure.

The information set forth under "Item 2.02 Results of Operations and Financial Condition" of this Current Report on Form 8-K is incorporated by reference into this Item 7.01.

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Section 9 – Financial Statements and Exhibits

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release of Solitron Devices, Inc., issued on May 31, 2017.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

June 1, 2017	SOLITRON DEVICES, INC.

/s/ Tim Eriksen
Tim Eriksen
Chief Executive Officer and
Interim Chief Financial Officer

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EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release of Solitron Devices, Inc. issued on May 31, 2017.

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